Contact:	Marissa Vidaurri
Investor Relations
(512) 683-5215

National Instruments Reports Record Quarterly and Annual Revenue and Net Income
Company Well-Positioned With Record Profitability and Record Cash Position

Q4 2018 Highlights
•	Record revenue of $360 million, up 3 percent year over year
•	GAAP net income of $57 million
•	Non-GAAP net income of $71 million, up 29 percent year over year
•	Fully diluted GAAP EPS of $0.42
•	Fully diluted non-GAAP EPS of $0.53
•	EBITDA of $78 million
•	Cash and short-term investments of $531 million as of Dec. 31, 2018

AUSTIN, Texas - Jan. 29, 2019 - National Instruments (Nasdaq: NATI) today announced Q4 2018 revenue of $360 million, up 3 percent year over year. Revenue came in at the low end of guidance due to unexpected weakness in Greater China during the quarter. Excluding Greater China, our business performed as expected in Q4.

In Q4 2018, the value of the company's total orders was up 2 percent year over year; orders under $20,000 were down 2 percent year over year; and orders over $20,000 were up 6 percent year over year. Excluding Greater China, in Q4 2018 total orders were up 5 percent year over year.

GAAP net income for Q4 was $57 million, with fully diluted earnings per share ("EPS") of $0.42, and non-GAAP net income was $71 million, with non-GAAP fully diluted EPS of $0.53. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $78 million for Q4.

In Q4, GAAP gross margin was 76 percent and non-GAAP gross margin was 78 percent. Total Q4 GAAP operating expenses were $210 million, up 2 percent year over year. Total Q4 non-GAAP operating expenses were down 1 percent year over year at $199 million. GAAP operating margin was 17 percent in Q4, with GAAP operating income of $62 million, up 8 percent year over year. Non-GAAP operating margin was 23 percent in Q4, with non-GAAP operating income of $82 million, up 16 percent year over year.

"We delivered record revenue in 2017 and 2018, totaling a $130 million increase in revenue over the last two years," said Alex Davern, NI CEO. "We also met our long-term target of 18 percent non-GAAP operating margin in 2018, one year ahead of schedule, with non-GAAP net income up 86 percent in the past two years. I believe we enter 2019 in a strong position and I am confident in our long-term growth opportunity."

NI CFO Karen Rapp said, "I am proud of our operating performance this year. Along with record revenue and record profit, we closed the year strong with record cash of $531 million on Dec. 31 and record cash flow from operations of $275 million this year. We are entering 2019 with a strong balance sheet, which we believe will provide us with strategic flexibility."

Geographic revenue in U.S. dollar terms for Q4 2018 compared with Q4 2017 was up 11 percent in the Americas, down 2 percent in APAC and down 2 percent in EMEIA. Excluding the impact of foreign currency exchange, revenue was up 11 percent in the Americas, down 1 percent in APAC and flat in EMEIA. Historical revenue from these three regions can be found on NI's investor website at www.ni.com/nati.

Capital Allocation
As of Dec. 31, 2018, NI had $531 million in cash and short-term investments with $275 million in cash generated from operations this year. During Q4, NI paid $30.5 million in dividends. The NI Board of Directors approved an increase to the dividend to $0.25 per share, a 9 percent increase, payable on March 4, 2019, to stockholders of record on Feb. 11, 2019. In January 2019, the NI Board of Directors increased the number of shares authorized for repurchase by NI under its stock repurchase plan to 4 million shares.
FY 2018 Highlights
•	Record revenue of $1.36 billion, up 5.4 percent year over year
•	GAAP operating margin of 13 percent
•	Non-GAAP operating margin of 18 percent
•	GAAP net income of $155 million
•	Non-GAAP net income of $208 million, up 42 percent year over year
•	Fully diluted GAAP EPS of $1.16
•	Fully diluted non-GAAP EPS of $1.56
•	EBITDA of $241 million
•	Dividends paid of $122 million, or $0.92 per share
In 2018, GAAP operating expenses were $853 million, up 5 percent year over year, and non-GAAP operating expenses were $816 million, up 1 percent year over year. GAAP net income in 2018 was $155 million and non-GAAP net income in 2018 was $208 million, up 42 percent year over year.

Guidance
NI currently expects Q1 revenue to be in the range of $305 million to $335 million. The company currently expects that GAAP fully diluted EPS will be in the range of $0.12 to $0.26 for Q1, with non-GAAP fully diluted EPS expected to be in the range of $0.23 to $0.37. For 2019, NI estimates its non-GAAP effective tax rate to be approximately 17 to 18 percent.

Conference Call Information and Availability of Presentation Materials
Interested parties can listen to the Q4 2018 earnings conference call with NI management today, Jan. 29, at 4:00 p.m. CT at www.ni.com/call or dial 855-212-2361 and enter confirmation code 1387277. Replay information is available by calling (855) 859-2056, confirmation code 1387277, shortly after the call through Feb. 1 at 11:59 p.m. CT or by visiting the company's website at www.ni.com/call. Presentation materials referred to on the conference call can be found at www.ni.com/nati.

Non-GAAP Presentation
The company's non-GAAP results exclude, as applicable, the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, capitalization and amortization of internally developed software costs, and tax reform charges. Reconciliations of the company's GAAP and non-GAAP results are included as part of this news release.

In the quarter ended June 30, 2018, NI began moving toward more frequent releases for many of its software products. Specifically, for many of its software development projects, NI started applying agile development methodologies, which are characterized by a more dynamic development process with more frequent and iterative revisions to a product releases features and functions as the software is being developed. Due to the shorter development cycle and focus on rapid production associated with agile development, NI expects that for a significant majority of its software development projects the costs incurred subsequent to the achievement of technological feasibility will be immaterial in future periods and it expects to record significantly less capitalized software development costs than under its historical software development approaches. NI also expects amortization of previously capitalized software development costs to steadily decline as previously capitalized software development costs become fully amortized over the next four years.

As a result, beginning with its non-GAAP metrics for the three months ended June 30, 2018, NI has been excluding the net effects of capitalization and amortization of software development costs from its non-GAAP operating results, along with its previously excluded non-GAAP items, and providing a reconciliation of such non-GAAP results to its GAAP results. NI believes these changes are useful to investors as they provide greater comparability between its R&D spend in future periods. NI also makes available on its website its historical non-GAAP results, excluding the effects of software capitalization and amortization together with other applicable non-GAAP adjustments, for the fiscal quarters ended March 31, 2005 through Dec. 31, 2018.

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three-month and 12-month periods ending Dec. 31, 2018 and 2017, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS and expected effective tax rate. The company is not able to provide guidance on its GAAP tax rate or a related reconciliation without unreasonable efforts since its future GAAP tax rate depends on its future stock price and related information that is not currently available.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company's operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, capitalization and amortization of internally developed software costs, and tax reform charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company's performance relative to the company's long-term public performance goals; to allocate resources; and, relative to the company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company's EBITDA for the three-month and 12-month periods ending Dec. 31, 2018 and 2017. The company believes that including the EBITDA results assists investors in assessing the company's operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release.

Forward-Looking Statements
This release contains "forward-looking statements" including statements regarding being well positioned with record profitability and record cash position, belief that we enter 2019 in a strong position and being confident in our long-term growth opportunity, belief that our strong balance sheet will provide us with strategic flexibility, our Q1 revenue guidance, our Q1 GAAP fully diluted EPS guidance, our Q1 non-GAAP EPS guidance and estimating its non-GAAP effective tax rate to be approximately 17 percent to 18 percent in 2019. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI's large customers, component shortages, delays in the release of new products, the company's ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, adverse effects of price changes, effective tax rates or the impact of the Tax Cuts and Jobs Act. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2017, its Form 10-Q for the quarter ended Sept. 30, 2018 and the other documents it files with the SEC for other risks associated with the company's future performance.

About NI
NI (www.ni.com) empowers engineers and scientists with a software-centric platform that incorporates modular hardware and an expansive ecosystem. This proven approach puts users firmly in control of defining what they need to accelerate their system design within test, measurement, and control. NI's solution helps build high-performance systems that exceed requirements, quickly adapt to change and ultimately improve the world. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$259,386	$290,164
Short-term investments	271,396	121,888
Accounts receivable, net	242,955	248,825
Inventories, net	194,146	184,592
Prepaid expenses and other current assets	54,337	48,621
Total current assets	1,022,220	894,090

Property and equipment, net	245,201	249,715
Goodwill	264,530	266,783
Intangible assets, net	110,783	123,293
Other long-term assets	28,501	32,553
Total assets	$1,671,235	$1,566,434

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$48,388	$49,733
Accrued compensation	45,821	43,309
Deferred revenue - current	127,288	120,638
Other current liabilities	26,651	23,782
Other taxes payable	35,574	31,793
Total current liabilities	283,722	269,255

Deferred income taxes	25,457	33,609
Liability for uncertain tax positions	9,775	10,158
Income tax payable - long-term	74,546	81,515
Deferred revenue - long-term	32,636	33,742
Other long-term liabilities	6,741	10,134
Total liabilities	$432,877	$438,413

Stockholders' equity:
Preferred stock	$—	$—
Common stock	1,327	1,310
Additional paid-in capital	897,544	829,979
Retained earnings	356,418	313,241
Accumulated other comprehensive loss	(16,931)	(16,509)
Total stockholders' equity	1,238,358	1,128,021
Total liabilities and stockholders' equity	$1,671,235	$1,566,434

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net sales:
Product	$322,672	320,257	$1,220,027	$1,173,476
Software maintenance	37,427	29,494	139,105	115,910
Total net sales	360,099	349,751	1,359,132	1,289,386

Cost of sales:
Product	86,003	82,874	325,208	318,863
Software maintenance	2,026	2,717	8,519	9,461
Total cost of sales	88,029	85,591	333,727	328,324

Gross profit	272,070	264,160	1,025,405	961,062
	76%	76%	75%	75%
Operating expenses:
Sales and marketing	117,102	119,586	482,576	477,921
Research and development	66,151	60,060	261,072	231,761
General and administrative	26,996	27,202	108,878	105,602
Total operating expenses	210,249	206,848	852,526	815,284

Operating income	61,821	57,312	172,879	145,778

Other income (expense):
Interest income	2,051	767	5,896	2,276
Net foreign exchange (loss) gain	(1,341)	(732)	(3,423)	892
Other income (loss), net	932	(609)	1,101	(1,566)

Income before income taxes	63,463	56,738	176,453	147,380

Provision for income taxes	6,922	81,020	21,396	94,969

Net income (loss)	$56,541	$(24,282)	$155,057	$52,411

Basic earnings (loss) per share	$0.43	$(0.19)	$1.17	$0.40
Diluted earnings (loss) per share	$0.42	$(0.18)	$1.16	$0.40

Weighted average shares outstanding -
Basic	132,565	130,886	131,987	130,300
Diluted	133,617	132,113	133,274	131,387

Dividends declared per share	$0.23	$0.21	$0.92	$0.84

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Years Ended December 31,
	2018	2017

Cash flow from operating activities:
Net income	$155,057	$52,411
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,667	72,695
Stock-based compensation	37,616	29,145
Tax benefit from deferred income taxes	(11,738)	(5,774)
Net change in operating assets and liabilities	22,978	75,965
Net cash provided by operating activities	274,580	224,442

Cash flow from investing activities:
Capital expenditures	(34,659)	(30,256)
Capitalization of internally developed software	(14,208)	(41,662)
Additions to other intangibles	(5,399)	(2,384)
Acquisitions, net of cash received	(5,534)	—
Purchases of short-term investments	(313,726)	(87,735)
Sales and maturities of short-term investments	163,530	39,627
Net cash used by investing activities	(209,996)	(122,410)

Cash flow from financing activities:
Principal payments on revolving line of credit	—	(25,000)
Proceeds from issuance of common stock	31,601	29,094
Dividends paid	(121,537)	(109,551)
Other	(907)	(842)
Net cash used by financing activities	(90,843)	(106,299)

Impact of changes in exchange rates on cash	(4,519)	9,148

Net change in cash and cash equivalents	(30,778)	4,881
Cash and cash equivalents at beginning of period	290,164	285,283
Cash and cash equivalents at end of period	$259,386	$290,164

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, capitalization and amortization of internally developed software costs, and restructuring charges that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,

	2018	2017	2018	2017
Stock-based compensation
Cost of sales	$816	$714	$3,231	$2,628
Sales and marketing	3,810	3,035	14,218	11,559
Research and development	3,489	2,462	12,580	9,014
General and administrative	2,010	1,585	7,587	5,944
Provision for income taxes	(1,707)	(2,934)	(7,822)	(10,322)
Total	$8,418	$4,862	$29,794	$18,823

Amortization of acquisition intangibles
Cost of sales	$810	$1,444	$3,258	$6,092
Sales and marketing	505	529	2,085	2,009
Research and development	28	204	113	1,017
Provision for income taxes	(163)	(491)	(681)	(2,148)
Total	$1,180	$1,686	$4,775	$6,970

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$244	$222	$2,057	$1,210
Sales and marketing	2,300	2,972	10,654	10,990
Research and development	297	1,693	2,092	3,509
General and administrative	341	1,097	1,879	1,900
Other income (loss), net	—	—	709	—
Provision for income taxes	237	(1,754)	(3,749)	(5,407)
Total	$3,419	$4,230	$13,642	$12,202

(Capitalization) and amortization of internally developed software costs
Cost of sales	$6,557	$4,929	$25,293	$20,450
Research and development	(1,056)	(7,256)	(14,208)	(41,662)
Provision for income taxes	(1,155)	815	(2,328)	7,424
Total	$4,346	$(1,512)	$8,757	$(13,788)

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017
Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$272,070	$264,160	$1,025,405	$961,062
Stock-based compensation	816	714	3,231	2,628
Amortization of acquisition intangibles	810	1,444	3,258	6,092
Acquisition transaction costs, restructuring charges, and other	244	222	2,057	1,210
Amortization of internally developed software costs	6,557	4,929	25,293	20,450
Non-GAAP gross profit	$280,497	$271,469	$1,059,244	$991,442
Non-GAAP gross margin	78%	78%	78%	77%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$210,249	$206,848	$852,526	$815,284
Stock-based compensation	(9,309)	(7,082)	(34,385)	(26,517)
Amortization of acquisition intangibles	(533)	(733)	(2,198)	(3,026)
Acquisition transaction costs, restructuring charges, and other	(2,938)	(5,762)	(14,625)	(16,399)
Capitalization of internally developed software costs	1,056	7,256	14,208	41,662
Non-GAAP operating expenses	$198,525	$200,527	$815,526	$811,004

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$61,821	$57,312	$172,879	$145,778
Stock-based compensation	10,125	7,796	37,616	29,145
Amortization of acquisition intangibles	1,343	2,177	5,456	9,118
Acquisition transaction costs, restructuring charges, and other	3,182	5,984	16,682	17,609
Net amortization (capitalization) of internally developed software costs	5,501	(2,327)	11,085	(21,212)
Non-GAAP operating income	$81,972	$70,942	$243,718	$180,438
Non-GAAP operating margin	23%	20%	18%	14%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$63,463	$56,738	$176,453	$147,380
Stock-based compensation	10,125	7,796	37,616	29,145
Amortization of acquisition intangibles	1,343	2,177	5,456	9,118
Acquisition transaction costs, restructuring charges, and other	3,182	5,984	17,391	17,609
Net amortization (capitalization) of internally developed software costs	5,501	(2,327)	11,085	(21,212)
Non-GAAP income before income taxes	$83,614	$70,368	$248,001	$182,040

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$6,922	$81,020	$21,396	$94,969
Stock-based compensation	1,707	2,934	7,822	10,322
Amortization of acquisition intangibles	163	491	681	2,148
Acquisition transaction costs, restructuring charges, and other	(237)	1,754	3,749	5,407
Net amortization (capitalization) of internally developed software costs	1,155	(815)	2,328	(7,424)
Tax reform charge	3,051	(69,902)	4,197	(69,902)
Non-GAAP provision for income taxes	$12,761	$15,482	$40,173	$35,520

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net income, as reported	$56,541	$(24,282)	$155,057	$52,411
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	8,418	4,862	29,794	18,823
Amortization of acquisition intangibles, net of tax effect	1,180	1,686	4,775	6,970
Acquisition transaction costs, restructuring, and other, net of tax effect	3,419	4,230	13,642	12,202
Net (capitalization)/amortization of internally developed software costs, net of tax	4,346	(1,512)	8,757	(13,788)
Tax reform charge	(3,051)	69,902	(4,197)	69,902
Non-GAAP net income	$70,853	$54,886	$207,828	$146,520

Basic EPS, as reported	$0.43	$(0.19)	$1.17	$0.40
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.06	0.04	0.22	0.14
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01	0.04	0.05
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.02	0.03	0.10	0.09
Impact of (capitalization)/amortization of internally developed software costs, net of tax effect	0.03	—	0.07	(0.10)
Impact of tax reform charge	(0.02)	0.53	(0.03)	0.54
Non-GAAP basic EPS	$0.53	$0.42	$1.57	$1.12

Diluted EPS, as reported	$0.42	(0.18)	$1.16	$0.40
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.06	0.04	0.22	0.14
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01	0.04	0.05
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.03	0.03	0.10	0.09
Impact of (capitalization)/amortization of internally developed software costs, net of tax effect	0.03	(0.01)	0.07	(0.10)
Impact of tax reform charge	(0.02)	0.53	(0.03)	0.54
Non-GAAP diluted EPS	$0.53	$0.42	$1.56	$1.12

Weighted average shares outstanding -
Basic	132,565	130,886	131,987	130,300
Diluted	133,617	132,113	133,274	131,387

National Instruments
Reconciliation of Net Income to EBITDA
(in thousands, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss) as reported	$56,541	(24,282)	$155,057	52,411
Adjustments to reconcile net income to EBITDA:
Interest income, net	(2,040)	(628)	(5,745)	(1,491)
Tax expense	6,922	81,020	21,396	94,969
Depreciation and amortization	16,932	17,901	70,667	72,695
EBITDA	$78,355	$74,011	$241,375	$218,584
Weighted average shares outstanding - Diluted	133,617	132,113	133,274	131,387

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three Months Ended
	March 31, 2019

	Low	High
GAAP Fully Diluted EPS, guidance	$0.12	$0.26
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.06	0.06
Impact of amortization of acquisition intangibles and acquisition accounting adjustments, net of tax effect	0.01	0.01
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.01	0.01
Impact of capitalization/amortization of software development costs, net of tax effect	0.03	0.03
Non-GAAP diluted EPS, guidance	$0.23	$0.37